Exhibit 99.1

Contacts:
URS Corporation Sam Ramraj Vice President, Investor Relations (415) 774-2700	Sard Verbinnen & Co Hugh Burns/Jamie Tully/Delia Cannan (212) 687-8080

URS CORPORATION REPORTS SECOND QUARTER 2013 RESULTS

Company Updates 2013 EPS Guidance Range;
Initiates Reporting of Cash EPS

SAN FRANCISCO, CA – August 6, 2013 – URS Corporation (NYSE: URS) today reported its financial results for the second quarter of fiscal 2013, which ended on June 28, 2013.

Second Quarter 2013 Overview

•	Revenues were $2.79 billion, a 4% increase from the second quarter of 2012. Results include the first full second quarter with Flint’s operations.
•	GAAP net income was $67.3 million, or $0.91 per share on a diluted basis, compared to $53.6 million, or $0.72 per share, in the second quarter 2012.
•	Initiated reporting of Cash EPS, a non-GAAP measure, which was $1.16 in the second quarter, a 21% increase over same period last year.
•	Cash flow from operations remained strong at $40.6 million.
•	Continued to return value to stockholders through the repurchase of one million shares and a dividend of $0.21 per share.
•
Total oil & gas sector revenues for the quarter were $796 million, a 71% increase from the same period in 2012, which included seven weeks of Flint Energy’s operations.  The oil & gas business affected by unprecedented weather conditions and flooding in western Canada; operations are now recovering.

•	Updated EPS guidance range to $4.25 and $4.50, on a fully diluted basis. Full year cash EPS is expected to be $5.25 to $5.50.

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Commenting on the Company’s financial results, Martin M. Koffel, Chairman and Chief Executive Officer, stated: “URS delivered another quarter of year-on-year revenue growth, profitability and strong cash flows, despite the unprecedented weather conditions and flooding in western Canada, which halted work on numerous oil & gas job sites in May and June. With the improvement in ground conditions since then, we are now mobilized on all sites that were affected and are also benefiting from increased project work resulting from a favorable oil price environment.  Infrastructure revenues increased by 9% during the second quarter, reflecting the recovery of this market, while results for our other market sectors – power, industrial and federal – were in line with our expectations for the quarter.”

“We are particularly pleased with our cash flow performance. We generated $40.6 million in operating cash flows during the second quarter and $90.3 million in the first half of 2013.  We remain focused on using cash to support organic opportunities, repay debt and return value to stockholders.  During the first half of 2013, we have returned $125 million to stockholders, including $93.3 million through the repurchase of 2.0 million shares and $31.4 million in dividends.”

Second Quarter 2013 Results

Revenues for the quarter were $2.79 billion, compared with $2.69 billion recorded during the second quarter of 2012. Operating income for the second quarter of 2013 was $145.4 million, compared with $149.5 million reported in the corresponding period of the prior year. Net income was $67.3 million, compared to $53.6 million reported in the second quarter of 2012. Diluted EPS were $0.91, compared to diluted EPS of $0.72 reported in the second quarter of last year.

Second quarter 2013 cash diluted earnings per share (“Cash EPS”), a Non-GAAP measure of earnings per share excluding the impact of non-cash amortization of intangible assets, were $1.16, compared with Cash EPS of $0.96 in the second quarter of fiscal 2012.

URS’ second quarter 2013 results included a pre-tax charge of $3.3 million (or $ 0.05 per share after tax) for the recognition of foreign currency losses caused by movements in the Canadian dollar versus the U.S. dollar related to intercompany loans.  Excluding this item, URS’ net income for the second quarter of fiscal 2013 would have been $70.6 million and diluted EPS would have been $ 0.96.

 URS’ second quarter 2012 results included a pre-tax charge of $11.3 million (or $0.16 per share after tax) for expenses related to the acquisition of Flint Energy Services Ltd. (“Flint”) on May 14, 2012, and a pre-tax charge of $9.2 million (or $ 0.12 per share after tax) for the recognition of foreign currency losses caused by movements in the Canadian dollar versus the U.S. dollar related to intercompany loans and foreign currency derivatives.  Excluding these items, URS’ net income for the second quarter of fiscal 2012 would have been $74.7 million and diluted EPS would have been $1.00.

A reconciliation of Net Income and EPS, excluding acquisition expenses and foreign currency losses related to the Flint transaction, and Cash EPS, to GAAP Net Income and EPS for the second quarter and the first six months of 2013 compared to the same periods in 2012 is attached to this release and is available on the investor relations page of URS’ website at www.urs.com.

The Company’s backlog was $11.8 billion at the end of the second quarter of 2013, compared to $13.3 billion on December 28, 2012, the last day of the Company’s 2012 fiscal year.  URS ended the quarter with a book of business of $23.0 billion, compared to $24.9 billion as of December 28, 2012.

Six-Month Results

Revenues for the first six months of 2013 were $5.59 billion, compared with $5.05 billion recorded during the first six months of 2012.  Operating income for the first six months of 2013 was $298.0 million, compared with $310.9 million reported in the year-ago period. Net income for the first six months of 2013 was $139.2 million, compared with $133.3 million reported in the first six months of 2012.  Diluted EPS for the first six months of 2013 were $1.87, compared with $1.79 reported in the first six months of last year.

Cash EPS for the first six months of 2013 were $2.38, compared with Cash EPS of $2.18 in the first half of fiscal 2012.

URS’ six-month 2013 results included a pre-tax charge of $5.8 million (or $0.08 per share after tax) for foreign currency losses related to intercompany loans.  Excluding this charge, URS’ net income for the first six months of 2013 would have been $144.9 million and diluted EPS would have been $1.95.

URS’ six-month 2012 results included a pre-tax charge of $16.9 million (or $0.20 per share after tax) for acquisition-related expenses, and a pre-tax charge of $6.7 million (or $0.09 per share after tax) for foreign currency losses related to intercompany loans and foreign currency derivatives.  Excluding the two charges, URS’ net income for the first six months of 2012 would have been $155.2 million and diluted EPS would have been $2.08.

Business Segment Results

In addition to providing consolidated financial results, URS reports separate financial information for its four segments:  Infrastructure & Environment, Federal Services, Energy & Construction, and Oil & Gas.  The Infrastructure & Environment segment includes program management, planning, design and engineering, construction management, and operations and maintenance services in the federal, infrastructure, and industrial and commercial markets.  The Federal Services segment primarily includes program management, planning, systems engineering and technical assistance, construction and construction management, operations and maintenance, information technology services, and decommissioning and closure services to the U.S. Departments of Defense, State, Homeland Security and Treasury, NASA and other federal agencies.  The Energy & Construction segment includes program management, planning, design, engineering, construction and construction management, operations and maintenance, and decommissioning and closure services to clients in the power, infrastructure, industrial and commercial, and federal markets.  The Oil & Gas segment consists of the operations of Flint, which includes construction, maintenance and other services across the upstream, midstream and downstream oil and gas market.

Infrastructure & Environment.  For the second quarter of 2013, the Infrastructure & Environment segment reported revenues of $977.5 million and operating income of $61.5 million, compared to revenues of $966.3 million and operating income of $62.6 million for the corresponding period in 2012.

Federal Services.  For the second quarter of 2013, the Federal Services segment reported revenues of $559.2 million and operating income of $68.6 million, compared to revenues of $718.2 million and an operating income of $59.8 million for the corresponding period in 2012.  These results include the favorable resolution of $24.4 million of pre-tax employee benefit obligations on chemical demilitarization programs.

Energy & Construction.  For the second quarter of 2013, the Energy & Construction segment reported revenues of $728.5 million and operating income of $36.6 million, compared to revenues of $777.9 million and an operating income of $54.8 million for the corresponding period in 2012.

Oil & Gas.  For the second quarter of 2013, the Oil & Gas segment reported revenues of $555.9 million and operating income of $1.6 million. For the period from May 14, 2012, when URS initiated the Oil & Gas segment with the acquisition of Flint, to the end of URS’ 2012 second quarter, the Oil & Gas segment reported revenues $277.5 million and an operating income of $3.0 million.

Quarterly Dividend

On August 2, 2013, the Company declared a quarterly cash dividend of $0.21 per common share.  The dividend will be paid on October 4, 2013 to stockholders of record as of September 13, 2013.

Outlook for Fiscal 2013

URS now expects that fiscal 2013 consolidated revenues will be between $11.5 billion and $12.0 billion.  The Company now expects that fiscal 2013 EPS will be between $4.25 and $4.50, on a fully diluted basis.  URS expects Cash EPS for 2013 to be between $5.25 and $5.50, on a fully diluted basis.

Commenting on the Company’s guidance, Mr. Koffel stated: “While we have revised our revenue and EPS guidance range, principally to adjust for weather-related project delays in the oil and gas business as well as for federal sequestration impacts, we remain well positioned for the remainder of the year and beyond. Our strategic mix of businesses is working well and should enable us to grow revenues and earnings per share despite individual market cycles. The anticipated growth of the oil and gas business in the second half of the year, the continuing recovery of the infrastructure business, and the prospects for our industrial business are expected to offset the impact of sequestration and delays in contract awards in our federal business.”

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Webcast Information

URS will host a dial-in conference call today, Tuesday, August 6, 2013 at 5:00 p.m. (ET) to discuss its second quarter fiscal 2013 results.  A live webcast of this call will be available on the investor relations portion of URS’ website at http://investors.urs.com.

URS Corporation (NYSE:  URS) is a leading provider of engineering, construction and technical services for public agencies and private sector companies around the world.  The Company offers a full range of program management; planning, design and engineering; systems engineering and technical assistance; construction and construction management; operations and maintenance; information technology; and decommissioning and closure services.  URS provides services for power, infrastructure, industrial, oil and gas, and federal projects and programs.  Headquartered in San Francisco, URS Corporation has more than 50,000 employees in a network of offices in nearly 50 countries (www.urs.com).

TABLES TO FOLLOW
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Statements contained in this earnings release that are not historical facts may constitute forward-looking statements, including statements relating to future revenues, net income and earnings per share, future backlog and book of business, future impact of federal sequestration, future dividend payments and other future business, economic and industry trends and conditions.  We believe that our expectations are reasonable and are based on reasonable assumptions; however, we caution against relying on any of our forward-looking statements as such forward-looking statements by their nature involve risks and uncertainties.  A variety of factors, including but not limited to the following, could cause our business and financial results, as well as the timing of events, to differ materially from those expressed or implied in our forward-looking statements:  declines in the economy or client spending; federal sequestration; changes in our book of business; our compliance with government regulations; integration of acquisitions; employee, agent or partner misconduct; our ability to procure government contracts; liabilities for pending and future litigation; environmental liabilities; changes in oil, natural gas and other commodity prices; availability of bonding and insurance; our reliance on government appropriations; unilateral termination provisions in government contracts; impairment of our goodwill; our ability to make accurate estimates and assumptions; our accounting policies; workforce utilization; our and our partners’ ability to bid on, win, perform and renew contracts and projects; our dependence on partners, subcontractors and suppliers; customer payment defaults; our ability to recover on claims; impact of target and fixed-priced contracts on earnings; the inherent dangers at our project sites; the impact of changes in laws and regulations; nuclear indemnifications and insurance; misstatements in expert reports; a decline in defense spending; industry competition; our ability to attract and retain key individuals; retirement plan obligations; our leveraged position and the ability to service our debt; restrictive covenants in finance arrangements; risks associated with international operations; business activities in high security risk countries; information technology risks; natural and man-made disaster risks; our relationships with labor unions; our ability to protect our intellectual property rights; anti-takeover risks and other factors discussed more fully in our Form 10-Q for the period ended June 28, 2013, as well as in other reports subsequently filed from time to time with the United States Securities and Exchange Commission.  The forward-looking statements represent our current intentions as of the date on which they were made and we assume no obligation to revise or update any forward-looking statements.

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
 (In millions, except per share data)

	June 28, 2013	December 28, 2012
ASSETS
Current assets:
Cash and cash equivalents	$234.1	$314.5
Accounts receivable, including retentions of $136.4 and $114.4, respectively	1,469.0	1,554.8
Costs and accrued earnings in excess of billings on contracts	1,330.7	1,384.3
Less receivable allowances	(63.8)	(69.7)
Net accounts receivable	2,735.9	2,869.4
Deferred tax assets	54.2	67.6
Inventory	55.1	61.5
Other current assets	222.4	204.2
Total current assets	3,301.7	3,517.2
Investments in and advances to unconsolidated joint ventures	256.2	278.3
Property and equipment, net	647.1	687.5
Intangible assets, net	624.5	692.2
Goodwill	3,214.5	3,247.1
Other long-term assets	459.0	364.2
Total assets	$8,503.0	$8,786.5
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$85.7	$71.8
Accounts payable and subcontractors payable, including retentions of $32.5 and $32.3, respectively	680.2	803.5
Accrued salaries and employee benefits	487.9	558.8
Billings in excess of costs and accrued earnings on contracts	260.6	289.1
Other current liabilities	230.6	277.8
Total current liabilities	1,745.0	2,001.0
Long-term debt	2,005.0	1,992.5
Deferred tax liabilities	330.7	328.3
Self-insurance reserves	128.0	129.8
Pension and post-retirement benefit obligations	284.9	300.9
Other long-term liabilities	285.8	271.0
Total liabilities	4,779.4	5,023.5
Commitments and contingencies
URS stockholders’ equity:
Preferred stock, authorized 3.0 shares; no shares outstanding	—	—
Common stock, par value $.01; authorized 200.0 shares; 89.0 and 88.9 shares issued, respectively; and 74.9 and 76.8 shares outstanding, respectively	0.9	0.9
Treasury stock, 14.1 and 12.1 shares at cost, respectively	(588.2)	(494.9)
Additional paid-in capital	3,024.0	3,003.9
Accumulated other comprehensive loss	(182.6)	(113.2)
Retained earnings	1,331.6	1,224.4
Total URS stockholders’ equity	3,585.7	3,621.1
Noncontrolling interests	137.9	141.9
Total stockholders’ equity	3,723.6	3,763.0
Total liabilities and stockholders’ equity	$8,503.0	$8,786.5

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2013	2012	2013	2012

Revenues	$2,792.0	$2,690.7	$5,594.5	$5,052.2
Cost of revenues	(2,641.6)	(2,527.5)	(5,292.9)	(4,730.7)
General and administrative expenses	(22.9)	(19.4)	(45.6)	(39.4)
Acquisition-related expenses	—	(11.3)	—	(16.9)
Equity in income (loss) of unconsolidated joint ventures	17.9	17.0	42.0	45.7
Operating income (loss)	145.4	149.5	298.0	310.9
Interest expense	(21.5)	(20.7)	(42.6)	(30.5)
Other income (expenses)	(3.3)	(9.2)	(5.8)	(6.7)
Income (loss) before income taxes	120.6	119.6	249.6	273.7
Income tax expense	(38.9)	(40.5)	(81.1)	(89.1)
Net income (loss) including noncontrolling interests	81.7	79.1	168.5	184.6
Noncontrolling interests in income of consolidated subsidiaries	(14.4)	(25.5)	(29.3)	(51.3)
Net income (loss) attributable to URS	$67.3	$53.6	$139.2	$133.3

Earnings per share:
Basic	$0.91	$0.72	$1.88	$1.80
Diluted	$0.91	$0.72	$1.87	$1.79
Weighted-average shares outstanding:
Basic	73.8	74.2	74.1	74.1
Diluted	74.0	74.6	74.4	74.4

Cash dividends declared per share	$0.21	$0.20	$0.42	$0.40

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In millions)

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2013	2012	2013	2012
Cash flows from operating activities:
Net income (loss) including noncontrolling interests	$81.7	$79.1	$168.5	$184.6
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	39.2	30.4	79.1	50.4
Amortization of intangible assets	26.9	25.4	54.5	42.6
Amortization of debt issuance costs and discount/premium	0.2	1.7	0.3	2.5
Foreign currency (gains) losses related to foreign currency derivatives and intercompany loans	3.3	9.2	5.8	6.7
Normal profit	(0.3)	(3.8)	(0.9)	(2.4)
Provision for doubtful accounts	1.3	(1.4)	2.4	—
Gain on disposal of property and equipment	(8.5)	(1.0)	(9.5)	(1.0)
Deferred income taxes	19.3	16.8	12.4	18.9
Stock-based compensation	11.7	10.0	22.7	21.3
Excess tax benefits from stock-based compensation	(1.6)	0.4	(1.6)	—
Equity in income of unconsolidated joint ventures	(17.9)	(17.0)	(42.0)	(45.7)
Dividends received from unconsolidated joint ventures	29.0	27.9	52.1	46.5
Changes in operating assets, liabilities and other, net of effects of business acquisitions:
Accounts receivable and costs and accrued earnings in excess of billings on contracts	38.1	(55.1)	126.9	(123.9)
Inventory	5.1	1.3	6.5	0.8
Other current assets	12.0	(7.6)	15.0	(13.0)
Collections from/(advances to) unconsolidated joint ventures	3.2	4.6	3.2	(1.1)
Accounts payable, accrued salaries and employee benefits, and other current liabilities	(149.1)	(150.2)	(279.0)	(170.3)
Billings in excess of costs and accrued earnings on contracts	(8.2)	31.2	(20.7)	(34.3)
Other long-term liabilities	(9.3)	1.4	25.9	(2.7)
Other long-term assets	(35.5)	37.7	(131.3)	40.4
Total adjustments and changes	(41.1)	(38.1)	(78.2)	(164.3)
Net cash from operating activities	40.6	41.0	90.3	20.3
Cash flows from investing activities:
Payments for business acquisitions, net of cash acquired	—	(1,345.7)	—	(1,345.7)
Proceeds from disposal of property and equipment	22.6	3.5	26.0	13.0
Payments in settlement of foreign currency forward contract	—	(1,260.6)	—	(1,260.6)
Receipts in settlement of foreign currency forward contract	—	1,260.3	—	1,260.3
Investments in unconsolidated joint ventures	—	2.0	(0.1)	(2.0)
Changes in restricted cash	(0.2)	(1.7)	1.7	—
Capital expenditures, less equipment purchased through capital leases and equipment notes	(20.9)	(31.2)	(45.9)	(49.0)
Net cash from investing activities	1.5	(1,373.4)	(18.3)	(1,384.0)

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URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – UNAUDITED (continued)
(In millions)

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2013	2012	2013	2012
Cash flows from financing activities:
Borrowings from long-term debt	—	—	—	998.9
Payments on long-term debt	(1.1)	(1.5)	(2.3)	(3.1)
Borrowings from revolving line of credit	603.4	510.0	858.4	560.0
Payments on revolving line of credit	(588.1)	(190.0)	(822.6)	(263.6)
Net payments under foreign lines of credit and short-term notes	(12.3)	2.3	(14.6)	(6.6)
Net change in overdrafts	18.0	30.2	(13.4)	30.8
Payments on capital lease obligations	(4.6)	(2.4)	(9.1)	(5.0)
Payments of debt issuance costs	—	(0.1)	—	(8.8)
Excess tax benefits from stock-based compensation	1.6	(0.4)	1.6	—
Proceeds from employee stock purchases and exercises of stock options	7.0	5.2	13.3	6.2
Distributions to noncontrolling interests	(16.0)	(19.7)	(31.7)	(35.2)
Contributions and advances from noncontrolling interests	(0.8)	1.7	—	2.2
Dividends paid	(16.5)	(14.9)	(31.4)	(14.9)
Repurchases of common stock	(48.2)	—	(93.3)	(40.0)
Net cash from financing activities	(57.6)	320.4	(145.1)	1,220.9
Net change in cash and cash equivalents	(15.5)	(1,012.0)	(73.1)	(142.8)
Effect of foreign exchange rate changes on cash and cash equivalents	0.8	(9.7)	(7.3)	(5.4)
Cash and cash equivalents at beginning of period	248.8	1,309.5	314.5	436.0
Cash and cash equivalents at end of period	$234.1	$287.8	$234.1	$287.8

Supplemental information:
Interest paid	$34.1	$11.0	$40.4	$18.3
Taxes paid	$88.0	$73.9	$98.2	$82.7

Supplemental schedule of non-cash investing and financing activities:
Equipment acquired with capital lease obligations and equipment note obligations	$10.8	$6.6	$28.6	$10.5
Cash dividends declared but not paid	$16.0	$0.5	$16.0	$15.7

URS CORPORATION AND SUBSIDIARIES
RECONCILIATION SCHEDULES OF GAAP TO NON-GAAP MEASURES

Cash EPS in the tables below are not computed in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP measures are useful to us, and may be useful to investors, because they permit a comparison of the actual or expected performance of our ongoing business.  Cash EPS should not be used as a substitute for diluted EPS prepared in conformity with GAAP, or as a GAAP measure of profitability or cash flows.

Below are the reconciliations of Cash EPS, before the impact of the items listed in the tables below, to GAAP diluted EPS for the three and six months ended June 29, 2012, and for the guidance range for fiscal year 2013.

	Three Months Ended		Six Months Ended
	June 28, 2013	June 29, 2012	June 28, 2013	June 29, 2012
(In millions, except per share data)	Diluted EPS	Diluted EPS	Diluted EPS	Diluted EPS
Cash Diluted EPS	$1.16	$0.96	$2.38	$2.18
Intangible amortization expense, net of tax	(0.25)	(0.24)	(0.51)	(0.39)
Diluted EPS	$0.91	$0.72	$1.87	$1.79

	Fiscal Year Ending on January 3, 2014
(In millions, except per share data)	Lower Range	Upper Range
Cash Diluted EPS	$5.25	$5.50
Intangible amortization expense, net of tax	(1.00)	(1.00)
Diluted EPS	$4.25	$4.50

URS CORPORATION AND SUBSIDIARIES
RECONCILIATION SCHEDULES OF GAAP TO NON-GAAP MEASURES

Net income and diluted EPS, excluding the impact of acquisition-related expenses and other expenses in the tables below are not computed in accordance with generally accepted accounting principles (“GAAP”). We present these amounts to demonstrate their impact.  These non-GAAP measures are useful to us, and may be useful to investors, because they permit a comparison of the actual or expected performance of our ongoing business with the actual performance of our business in prior periods.  Net income and diluted EPS excluding the impact of acquisition-related expenses and other expenses should not be used as a substitute for net income and diluted EPS prepared in conformity with GAAP, or as a GAAP measure of profitability or cash flows.

Below are the reconciliations of net income (loss) and diluted EPS, before the impact of the items listed in the table below, to GAAP net income (loss) and diluted EPS for the three and six months ended June 29, 2012.

	Three Months Ended
	June 28, 2013		June 29, 2012
(In millions, except per share data)	Net Income	Diluted EPS	Net Income	Diluted EPS
Before the impact of acquisition-related expense and other income (expense)	$70.6	$0.96	$74.7	$1.00
Adjustment to acquisition-related expense, net of tax	—	—	(11.9)	(0.16)
Other income (expense), net of tax (1)	(3.3)	(0.05)	(9.2)	(0.12)
Net income (loss) and diluted EPS	$67.3	$0.91	$53.6	$0.72

	Six Months Ended
	June 28, 2013		June 29, 2012
(In millions, except per share data)	Net Income	Diluted EPS	Net Income	Diluted EPS
Before the impact of acquisition-related expense and other income (expense)	$144.9	$1.95	$155.2	$2.08
Acquisition-related expense, net of tax	—	—	(15.2)	(0.20)
Other income (expense), net of tax (1)	(5.7)	(0.08)	(6.7)	(0.09)
Net income (loss) and diluted EPS	$139.2	$1.87	$133.3	$1.79

(1)	Other income (expense) consists of foreign currency gains (losses) related to intercompany loans and foreign currency derivatives.

URS CORPORATION AND SUBSIDIARIES
BOOK OF BUSINESS

(In millions)	Infrastructure & Environment	Federal Services	Energy & Construction	Oil & Gas	Total
As of June 28, 2013
Backlog	$3,068.5	$2,719.1	$5,442.8	$552.3	$11,782.7
Option years	165.4	2,245.3	1,802.4	—	4,213.1
Indefinite delivery contracts	2,672.7	3,328.0	236.0	735.2	6,971.9
Total book of business	$5,906.6	$8,292.4	$7,481.2	$1,287.5	$22,967.7

As of December 28, 2012
Backlog	$3,028.4	$3,476.9	$5,947.1	$823.8	$13,276.2
Option years	197.3	2,728.1	2,056.8	—	4,982.2
Indefinite delivery contracts	2,572.4	3,238.7	236.0	611.7	6,658.8
Total book of business	$5,798.1	$9,443.7	$8,239.9	$1,435.5	$24,917.2

	June 28,	December 28,
(In millions)	2013	2012
Backlog by market sector:
Federal	$5,389.9	$6,546.5
Infrastructure	2,936.7	2,957.6
Oil & Gas	1,306.7	1,461.3
Power	1,208.9	1,416.1
Industrial	940.5	894.7
Total backlog	$11,782.7	$13,276.2

URS CORPORATION AND SUBSIDIARIES
REVENUES AND OPERATING INCOME (LOSS) BY DIVISION

	Three Months Ended		Six Months Ended
(In millions)	June 28,	June 29,	June 28,	June 29,
	2013	2012	2013	2012
Revenues
Infrastructure & Environment	$977.5	$966.3	$1,910.9	$1,930.4
Federal Services	559.2	718.2	1,237.4	1,435.3
Energy & Construction	728.5	777.9	1,393.3	1,503.6
Oil & Gas (1)	555.9	277.5	1,139.7	277.5
Inter-segment eliminations	(29.1)	(49.2)	(86.8)	(94.6)
Total revenues	$2,792.0	$2,690.7	$5,594.5	$5,052.2
Operating income (loss)
Infrastructure & Environment	$61.5	$62.6	$102.7	$108.6
Federal Services	68.6	59.8	167.8	152.7
Energy & Construction	36.6	54.8	63.7	102.9
Oil & Gas (1)	1.6	3.0	9.4	3.0
Corporate	(22.9)	(30.7)	(45.6)	(56.3)
Total operating income (loss)	$145.4	$149.5	$298.0	$310.9

(1)	The operating results of Flint have been included in our consolidated results since the acquisition on May 14, 2012.

URS CORPORATION AND SUBSIDIARIES
REVENUE BREAKDOWN BY DIVISION AND MARKET SECTOR

Amounts shown in the table below are net of eliminations.

(In millions)	Federal	Infrastructure	Oil and Gas	Power	Industrial	Total
Three months ended June 28, 2013
Infrastructure & Environment	$162.8	$420.6	$135.5	$72.8	$172.4	$964.1
Federal Services	558.6	—	—	—	—	558.6
Energy & Construction	231.5	67.2	108.9	189.5	120.7	717.8
Oil & Gas (1)	—	—	551.5	—	—	551.5
Total	$952.9	$487.8	$795.9	$262.3	$293.1	$2,792.0

Six months ended June 28, 2013
Infrastructure & Environment	$326.4	$803.6	$276.7	$117.9	$344.8	$1,869.4
Federal Services	1,236.5	—	—	—	—	1,236.5
Energy & Construction	458.4	120.4	198.1	357.3	230.2	1,364.4
Oil & Gas (1)	—	—	1,124.2	—	—	1,124.2
Total	$2,021.3	$924.0	$1,599.0	$475.2	$575.0	$5,594.5

Three months ended June 29, 2012
Infrastructure & Environment	$175.9	$391.3	$135.6	$52.5	$173.5	$928.8
Federal Services	717.9	—	—	—	—	717.9
Energy & Construction	260.2	56.7	51.1	275.2	123.3	766.5
Oil & Gas (1)	—	—	277.5	—	—	277.5
Total	$1,154.0	$448.0	$464.2	$327.7	$296.8	$2,690.7

Six months ended June 29, 2012
Infrastructure & Environment	$355.2	$775.6	$260.3	$107.9	$357.0	$1,856.0
Federal Services	1,434.9	—	—	—	—	1,434.9
Energy & Construction	537.2	110.4	89.6	511.8	234.8	1,483.8
Oil & Gas (1)	—	—	277.5	—	—	277.5
Total	$2,327.3	$886.0	$627.4	$619.7	$591.8	$5,052.2

(1)	The operating results of Flint have been included in our consolidated results since the acquisition on May 14, 2012.